Exhibit 16

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383


December 8, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

I have read and agree with the comments in Item 4.01 of Form 8-K/A of BWI Holdings, Inc., formerly known as Gray Creek Mining, Inc., dated December 1, 2008.

Sincerely,


/s/ George Stewart, CPA
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George Stewart, CPA